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EXHIBIT 10.2

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of March 31, 1999, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Karen Ratcliff ("Executive").


                                    RECITALS

A) On September 29, 1997 an Employment Agreement was made and entered into by and between Employer and Executive.

B) Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

                                    AGREEMENT

1)   Section 3.1 of the Employment Agreement, which provides:

         The term of Executive's employment hereunder shall commence on September 29, 1997 and shall continue until September 28, 1999 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

      is hereby amended, effective immediately, to provide as follows:

         The term of Executive's employment hereunder shall commence on September 29, 1997 and shall continue until September 28, 2000 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

2)   Section 4.1 of the Employment Agreement, which provides:

         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer (prior to the expiration of the Employment term) for any reason other than those set forth in Section 3.4 or Section 3.5, Executive shall be entitled to the continuation of Executive's base salary for six (6) months or for the remainder of the Employment Term, whichever is greater, payable in equal installments in conformity with Employer's normal payroll period. If this Agreement is not terminated, then, upon expiration of the Employment Term, and if Executive's employment by Employer does not thereafter continue upon mutually agreeable terms, Executive shall be entitled to continuation of Executive's base salary for six (6) months, payable in equal installments in conformity with Employer's normal payroll period. Notwithstanding any of the foregoing, should Executive commence full-time employment as a financial officer with another company prior to the payments under this Section 4.1 becoming payable to Executive, any payments remaining payable to Executive shall then cease. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.

is hereby amended, effective as of September 28, 1999, to provide as follows:

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         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
         Section 3.4 or Section 3.5, Executive shall be entitled to the continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period. If this Agreement is not terminated, then, upon expiration of the Employment Term, and if Executive's employment by Employer does not thereafter continue upon mutually agreeable terms, Executive shall be entitled to continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period; provided, however, that Employer's obligation to pay such installments after expiration of the Employment Term shall be reduced by the amount of employment compensation (if any) received by Executive from a subsequent employer of Executive during said one (1) year. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably request by Employer.

3) All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                              EMPLOYER

                                       PRICESMART, INC.

/s/ Karen J. Ratcliff                  By: /s/ Gilbert A. Partida
-----------------------------             ---------------------------
    Karen J. Ratcliff
                                       Name: Gilbert A. Partida
                                            -------------------------

                                       Its: President and Chief Executive
                                            Officer
                                           --------------------------

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